EXHIBIT 99.2

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Kenneth Traub the undersigned's true and lawful attorney-in-fact to take any and all action in connection with the undersigned's beneficial ownership of, and/or participation in a group with respect to, any securities. Such action shall include, but not be limited to:

1. executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder in connection with the undersigned's beneficial ownership of, and/or participation in a group with respect to, any securities;

2. executing for and on behalf of the undersigned all Joint Filing Agreements or similar documents with respect to such securities; and

3. performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d) or any other provision of the Exchange Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of May 2017.

/s/ William C. Martin
William C. Martin